Exhibit 10.8

                         First Amendment to
                  Deferred Compensation Agreement

     This First Amendment to Deferred Compensation Agreement (the "Amendment") confirms an agreement entered into on the 24th day of June, 1994, by and between the National Consumer Cooperative Bank, a corporation chartered by Act of Congress of the United States (the "Bank"), and Jeremiah J. Foley
("Mr. Foley"), for the purpose of amending that certain Deferred Compensation Agreement entered into by the Bank and Mr. Foley as of April 20, 1992.

     The Bank and Mr. Foley hereby agree that the Deferred Compensation Agreement (the "Agreement"), a copy of which is attached as Exhibit A hereto, is hereby amended as provided in this Amendment and that, except as amended hereby, the Agreement remains in full force and effect as originally written.

     1. Paragraph 7 of the Agreement is amended by deleting it and substituting the following:

         "The amount credited to Mr. Foley's Deferred
          Compensation Account shall become payable in the manner hereinafter provided upon the termination of his relationship with the Bank because of death or retirement or because of disability; provided, however, that, with respect to deferred compensation credited to the Deferred Compensation Account after June 24, 1994, and Quarterly Credits thereon, such amounts credited to Mr. Foley's Compensation Account shall become payable, in the amount hereinafter provided, upon Mr. Foley's 62nd birthday."

     2. Paragraph 8 of the Agreement is amended by deleting the first sentence and substituting the following:

          "The amount becoming payable shall be paid in a lump sum or in twenty substantially equal quarterly installments beginning on the first day of the calendar quarter following the previous quarter in which the event of maturity, as provided in paragraph 7, occurs; provided, however, that election of lump sum or installments shall be made no later than six months before the occurrence of such event of maturity."

      In Witness Whereof, the Bank has caused this Agreement to be duly executed and Mr. Foley has duly executed this Agreement as of this 24th day of June, 1994.


                                         NATIONAL CONSUMER COOPERATIVE BANK

                                         By:  /s/  Charles E. Snyder
                                              Charles E. Snyder

                                         By:  /s/  Jeremiah J. Foley
                                              Jeremiah J. Foley